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Magna International Inc.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel: (905) 726-2462 Fax: (905) 726-7173

NOTICE TO NON-REGISTERED SHAREHOLDERS

RE: INTERIM MAILINGS

        Magna International Inc. ("Magna") maintains a Supplemental Mailing List which includes the names of certain shareholders each of whose shares are registered in the name of a broker, bank or other intermediary rather than in the shareholder's own name. Magna mails interim financial material (e.g. quarterly reports) directly to such non-registered shareholders on the Supplemental Mailing List. This list is in addition to, and separate from, the Registered Shareholder Mailing List maintained by Magna's Registrar and Transfer Agent.

        If you are a non-registered shareholder and wish to be added to our Supplemental Mailing List so as to receive interim financial material (e.g. quarterly reports), please detach and return the reply section of this notice with your completed proxy.

        Registered shareholders will continue to receive interim mailings and need not reply.

        For further information, please contact:

              Ms. Yvonne Klugmann
              Office of the Corporate Secretary
              Magna International Inc.
              337 Magna Drive
              Aurora, Ontario, Canada L4G 7K1
              Telefax: (905) 726-7173

        Materials can be obtained through our website http://www.magna.com at any time.

PLEASE COMPLETE AND DETACH THE FORM BELOW

— — — — — — — — — — — — — — — — — — — — — —

CUSIP #559222-40-1 (Class A Subordinate Voting Shares)	March 29, 2004
CUSIP #4559222-50-0 (Class B Shares)

        To receive interim financial reports of Magna International Inc., please PRINT your name and address in the space below and return this reply section of the notice with your completed proxy. Please note that interim reports and annual reports are available on our website.

NAME OF NON-REGISTERED SHAREHOLDER

MAILING ADDRESS

Postal Code/Zip Code

SIGNATURE

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NOTICE TO NON-REGISTERED SHAREHOLDERS
RE: INTERIM MAILINGS